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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Heartland Wireless Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-91186 and No. 33-91190) on Form S-8 of Heartland Wireless Communications, Inc. of our reports dated March 8, 1996, relating to the consolidated balance sheets of Heartland Wireless Communications, Inc. and subsidiaries as of December 31, 1995, and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports appears in the December 31, 1995, annual report on Form 10-K of Heartland Wireless Communications, Inc.

Our report relating to the consolidated financial statements refers to a change in the method of accounting for the direct costs and installation fees related to subscriber installations in 1995.


                                                       KPMG PEAT MARWICK LLP


Dallas, Texas
March 27, 1996